LEASE DEED OPTION

THIS LEASE DEED OPTION is made and executed on April 1, 2011.

Between

M/s. Covetus Technologies Pvt. Ltd., a company incorporated under the Companies Act, 1956, having its registered office at 229-230, Sukhdev Nagar Indore,– 452005 (M.P.) through its Director Mr. Amit Kasliwal, hereafter referred to as the LESSOR of the ONE PART (which term shall mean and include representatives, administrators, executors, successors-in-title, nominees and assigns).

AND

India Ecommerce Corporation, a company of the United States of America with main offices at 5850 Centre Avenue #701, Pittsburgh, PA 15206, hereafter referred as the LESSEE of the OTHER PART (which terms shall mean and include the company, its successors-in-title, nominee and assigns.)

WHEREAS the LESSOR is the owner and in possession of premises no. 503, Fifth Floor, President Tower, Tukoganj INDORE - 452001 (M.P.). The Lessor has also obtained connections for supply of the electricity and water AND WHEREAS the LESSEE is willing to take on lease the said premises comprised of Super Built up Area 900.00 sq.ft. more specifically shown in the plan annexed hereto. AND WHEREAS the LESSOR who is the owner and in possession of the said property, has all rights to deal with the said property in any manner, they likes. AND WHEREAS the LESSEE is looking for suitable premises for his business operations and has requested the LESSOR to grant on lease the said property for its business purpose.

AND WHEREAS the LESSOR has agreed to give first rights on lease to the LESSEE and the LESSEE has agreed to contingently take on lease premises number 503, Fifth Floor, President Tower, Tukoganj INDORE - 452001 (M.P.)., having a total area of 900.00 sq.ft. (super builtup area) (more particularly shown in the plan annexed hereto) with use of common areas such as staircase, parking etc., of the said property hereafter referred to as "the demised premises" on the terms and conditions as mutually agreed by and between the parties as set out herein below:

NOW THIS LEASE DEED WITNESSETH AS UNDER:

1. That in consideration of the rent herein agreed and payable by the LESSEE, the LESSOR do hereby grant on lease to the LESSEE, and the LESSEE, takes on lease from the LESSOR, for its business operations a total area of 900.00 sq.ft. at 503, Fifth Floor, President Tower, Tukoganj INDORE - 452001 with use of common areas such as staircases, parking, etc of the aforesaid property, as shown in RED outline in the plan attached hereto, for an initial period of One year commencing from the date that LESSEE secures funding for its company.

(a) Upon receiving funding, LESSEE shall commence making payments to the LESSOR Rs.25, 800/- (Rupees Twenty Five thousand eight hundred only) per month for the

demised premises towards rent for the lease period. The rent shall be paid by the LESSEE monthly, in advance, by the 10th day of every month.

(b) That the LESSEE deposits a sum amounting to Rs.50,800/- (Rupees Fifty nine thousand four hundred only) upon commencement of the lease as refundable security deposit with the LESSOR.

2. **That the LESSOR confirms and covenants that:**
(a) The LESSOR is the owner and in possession of the demised premises and competent to give the premises on lease to the LESSEE.

(b) The demised premises can be used by the LESSEE for its business operations without any interruption or obstruction from the LESSOR during the terms of this Lease.

(c) The LESSOR will carry out all the necessary maintenance and repairing work such as waterproofing, plumbing and sanitary work, pipelines, etc. during the pendency of the lease at their own cost.

(d) The LESSEE can take the adequate and sufficient power load from electricity board in its name at its own cost. The LESSOR will provide an initial electrical connection of 3KWatt (3-phase).

(e) The LESSOR hereby permits the LESSEE to install a Diesel Generator in the parking area and have taken the permission from the society. The LESSOR also permits to install a Hi-Tension electrical sub-station (if required) near the ramp/basement of the building. The LESSOR also hereby permits the LESSEE to install Air-conditioning Chillers and any other AC equipment on the periphery of the premises. The LESSOR has taken necessary approval from the society/Builder. The LESSOR will also help LESSEE to get the permission from society in case LESSEE is required to install Satellite tower, Dish antenna and other equipment required in the LESSEE's business operations on the terrace of the building.

(f) The LESSOR will provide necessary water supply and pumping arrangement for the demised premises.

(g) The rights of the LESSEE in the demised premises include the right of the LESSEE to use parking in the basement and front of the building and staircase.

(h) The lessee will have the right to put a sign-board of reasonable proportion on the front elevation of the building.

(i) The liability and responsibility for making payment of property tax, ground rent and all other levies/duties, cesses etc. levied by the Municipal Authorities on account of the demised premises shall be of the LESSOR alone and in case the LESSEE is compelled to pay any such charges etc. then the LESSEE shall be entitled to deduct such amount from the rent amount payable by it to the LESSOR and deliver the original receipts to the LESSOR. The LESSOR has paid the property tax of the premises till the current financial year.

(j) The LESSEE can carry out the interior works or installation of any equipment for running the office at their own risk, cost and expenses. However at the time of vacating

the premises on expiry or earlier termination of the lease as provided herein, the LESSEE shall remove all its articles and equipment and restore vacant possession of the premises to its original condition subject to reasonable wear and tear at the time of expiry of the Lease.

(k) The LESSEE can enjoy quiet and peaceful possession of the demised premises during the period of lease without disturbance in any manner whatsoever from the LESSOR or any other persons representing the LESSOR or any other tenant/occupant of the other portions of the building.

(l) The LESSOR shall acknowledge and give valid receipt for each and every payment made by the LESSEE and such receipts, which must be duly stamped and signed by the LESSOR or its duly authorized agents, shall be conclusive proof of such payments.

(m) The LESSOR declares that no person other than the LESSOR has any right, title or interests in the demised premises. The demised premises are free from all sorts of encumbrances whatsoever, the construction of the premises is lawful and the LESSOR has not entered into any agreement or arrangement with person(s) for disposing of or dealing with the demised premises or any part thereof/or the LESSOR'S right, title and interest in the demised premises, in any manner whatsoever. The LESSOR will indemnify and compensate the LESSEE in case the LESSEE suffer any loss or injury due to defect in title, construction or otherwise in respect of the premises or due to any portion of the premises declared unlawful by any competent authority.

(n) In the event the LESSOR transfers, alienates or encumbers or otherwise disposes of or deal with the demised premises or any part thereof or its rights title and interest therein during the term of the present lease or further extended period, if any, the LESSOR shall intimate the LESSEE about the same in writing in advance and this Lease Deed will in no way be affected and the future owner or successor-in-title of the demised premises shall be bound to honour the terms of the Lease Deed including further extension, if any, at mutually agreed rent as stated hereinabove, and the LESSOR shall get an undertaking from the said purchaser/transferee to that effect. The LESSEE confirms that it shall have no right to object to any such sale/transfer as long as the terms of this Lease Deed are not affected.

(o) If the constitution of the LESSEE is changed in any manner, whether by transfer, merger, acquisition or in any other manner, the LESSOR will ensure that same terms are made applicable to the newly constituted LESSEE within 30 days, provided the newly constituted LESSEE shall be promoted by the promoters of the existing LESSEE.

(p) The LESSOR will be responsible for the Insurance of the building. The LESSOR will be responsible and will indemnify the LESSEE for structural defects and other defects of the building.

(q) The LESSOR undertakes to repay the security deposit to the LESSEE at the time of handing over peaceful vacant possession of the premises by it on termination of the lease. If the LESSOR fails to do so, the LESSEE may retain the possession of the premises, free of rent for three months period. If the LESSEE delivers peaceful vacant possession on termination of the lease & LESSOR does not refund security deposit then for wrongful retention of the security deposit, the LESSEE will also be entitled to receive

interest @18% p.a. on the outstanding security deposit from the date the repayment becomes due to the date of actual payment.

(r) The LESSOR shall deliver possession of the demised premises in a fully ready state with all service working including lift, water supply and electricity supply.

3. **That the LESSEE hereby covenants as under:**
(a) It would pay the rent as stated hereinabove.

(b) It would be responsible for paying the charges for electricity and water as per bills received from the MPSEB/Municipal Authorities during the term of the lease for demised premises. However, the LESSEE shall not be responsible for any such charges arising during the period prior to the commencement of the lease whether or not the demand therefore has been received before or after the date of commencement.

(c) It shall not do or suffer to be done anything in the demised premises which may be or become nuisance or cause annoyance or cause damage or cause inconvenience to the LESSOR or any other occupants of the said property or the neighbours.

(d) The LESSEE can employ its own security personnel at its own cost at the demised premises to maintain the security of the demised premises.

(e) The LESSOR shall not be responsible for the illegal acts, if any, done by the LESSEE in the demised premises and the LESSEE shall be responsible for all such acts and consequences thereof.

(f) While in possession of the demised premises, the LESSEE shall not alter or redesign the structure of the existing building, or undertake any structural changes to the demised premises, except with the prior written permission of the LESSOR.

(g) The LESSEE shall not be liable and responsible for the destruction or damage caused to the demised premises or any part thereof by reason of any force majeure circumstances, act of God or irresistible force, riots, civil disobedience, terrorism or any other reasons including fire, beyond the reasonable control of the LESSEE.

(h) The LESSEE shall keep the front, rear and side elevations of the said property or any in structure in which the demised premises are situated intact and shall not at any time alter the design of such elevation in any manner whatsoever.

(l) The LESSEE shall permit the LESSOR and/or its authorized representatives to inspect the demised premises during the normal working hours and at the convenience and presence of the representatives of the LESSEE.

(m) On expiry or earlier termination of the lease, as provided herein, the LESSEE shall vacate and handover the peaceful vacant possession of the demised premises to the LESSOR without any demur or protest in the same condition in which it is given at the time of inception of the tenancy, normal wear and tear excepted.

(n) In the event of alienation/transfer of ownership of the said property the LESSEE shall be bound to treat the Transferee to be the LESSOR.

4. That it is further agreed by and between the parties as under:-

(a) That the lease deed has been entered into for an initial period of One years commencing on the date of the LESSEE closing on fundraising subject to condition that LESSEE shall enhance rent at the rate of ten percent in the event of lease renewal.

(b) The LESSEE may terminate this Lease Option by giving three months prior notice in writing to the LESSOR or payment of three months rent in lieu thereof, if no notice is given.

(c) The LESSEE shall settle all dues of the M.P.S.E.B., applicable for the period of lease till the date of handing over the said premises, before termination of the Lease and handover copy of the last paid bill to the LESSOR.

(d) That the cost of stamp paper and other incidental expenses in connection with execution and registration of lease deed would be borne equally by the LESSOR and LESSEE. The lease is being executed in two counter-parts, the first counterpart on ad valorem stamp being retained by the LESSEE and the other stamped as a counterpart by the LESSOR.

(e) That all the legal rights, titles, interest and claims of ownership in the said property shall always vest with the LESSOR and the LESSEE shall never have any such right, interest, title or claim in the said property.

(f) That it is clearly understood and agreed by the LESSEE that it shall fully comply with all such conditions Rules, Regulations, Bye-laws and Orders of all the Central Government, State Government, local authorities or any other departments etc. applicable to the LESSEE and to its business including under Labour law, Factories Act, Provident Fund Act, E.S.I. Act, Wages Act and any other Acts.

(g) The LESSOR shall similarly comply with all Acts, Rules, Regulations, Bye-Laws and orders of all the Central Government, State Government, Local Authorities or any other departments etc. applicable to the LESSOR including those pertaining to Municipal, zoning, conservancy, building construction, electricity and water supply, drainage, civic amenities, etc. and if under any circumstances, the LESSEE is put to any loss/damage on account of this lease deed, the LESSOR shall fully co-operate with the LESSEE and the LESSOR shall also indemnify the LESSEE for any loss/damage caused to them in respect of non compliance of the above mentioned Regulations and Acts.

5. That the LESSEE has inspected the demised premises and satisfied itself for its fitness and suitability for the LESSEE's intended use.

6. That no changes, variation or modification of the terms and conditions set this herein shall be valid unless incorporated in an amendment to this lease deed signed by both parties.

7. That in case any of the parties fails to perform their part of the contract in respect of the lease deed the aggrieved party shall be entitled to get this lease deed specifically enforced through Court of Law at the costs and expenses of the defaulting party.

8. That this Lease Deed is subject to Indore jurisdiction only.

IN WITNESS WHEREOF, the parties hereto have set their respective hands to this Lease Deed at Indore on the day, month and year first written.

LESSEE: ______________

Ashish Badjatia

LESSOR: ______________

Amit Kasliwal
Director
Covetus Technologies PVT Ltd